UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2009, YRC Worldwide Inc. (“YRC Worldwide” or the “Company”) announced that its union employees represented by the International Brotherhood of Teamsters (“Teamsters”) have voted in favor to modify the National Master Freight Agreement, effective April 1, 2008 through March 31, 2013 (the “NMFA”), with YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. (collectively, the “YRC Subsidiaries”).

The Company announced the ratification of the modification to the NMFA pursuant to a news release, a copy of which is included herewith as Exhibit 99.1.

The modification to the NMFA was effective January 9, 2009 and includes the following terms, which are set forth in a Memorandum of Understanding on the Wage Reduction – Job Security Plan, dated November 25, 2008 (the “Plan”), among the YRC Subsidiaries and the Teamsters.

•	The modification implements a 10% reduction in all wages paid under the NMFA, inclusive of scheduled increases, starting on the effective date through the remaining life of the NMFA.

•	The modification suspends any cost of living increases, starting on the effective date through the remaining life of the NMFA.

•	YRC Subsidiary contributions to health, welfare and pension plans for affected union employees do not change as a result of the modification.

•

Non-union employees will experience the same or greater percent reduction in total compensation as the affected union employees, including modifications made in 2008 to the non-union pension, retirement and other benefit programs. Pursuant to a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on December 10, 2008, the Company disclosed its implementation of wage and benefit reductions for its non-union employees during 2009 to comply with the terms of the modification.

•

In exchange for the modification, the affected union employees will receive the right to participate in the equity of the Company through a vehicle that economically functions as a warrant or similar instrument to purchase 15% of YRC Worldwide’s common stock. Further details regarding this plan are being finalized between the Teamsters and the YRC Subsidiaries.

•

If (1) a Change of Control (defined below) occurs without Teamster approval of the acquiror, (2) the Company files a Chapter 7 or 11 bankruptcy petition or is placed in involuntary bankruptcy proceeding or (3) the Company terminates the modification with Teamster approval, the modification will terminate, wages and cost of living increases will revert to their original levels on a prospective basis and the equity vehicle for affected union employees will terminate. For this purpose, a “Change of Control” occurs if a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, purchases or otherwise acquires shares of YRC Worldwide after the effective date of the modification that, together with stock held by such person or group, constitutes more than 50 percent of the total voting power of the stock of YRC Worldwide where the current directors of YRC Worldwide (or directors that they nominate or their nominees nominate) no longer continue to hold more than 50% of the voting power of the board of directors).

•

The Company is required to provide a certification to the Teamsters on or before February 15, 2009 that no event or condition exists that constitutes a default under the Company’s credit facility, or which upon notice, lapse of time or both would, unless cured or waived, become or lead to such a default (or an alternative certification that the union representatives under the Plan find acceptable). If such a certification is not provided, the wage modification will terminate, wage reductions taken shall be restored, including any reductions beginning on January 9, 2009, the equity vehicle for affected union employees will terminate, and the other provisions of the Plan will terminate.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release dated January 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: January 14, 2009	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated January 8, 2009

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